Lease:  Premises - Extra




KenMar Company Trust, LANDORD
225 Stevens Ave., Suite 104
Solana Beach, CA 92075


The state of California, County of San Diego


DESCRIPTION OF PREMISES AND TERM OF SUBLEASE

This lease is made between KENMAR COMPANY TRUST, herein referred to add the landlord ; and, AIMRITE HOLDINGS CORPORATION.

Landlord hereby agrees to lease to the tenant the space presently
known  as:   APPROX.  1000 SQ. FT. OFFICES AT 225  STEVENS  AVE.,
SUITE 104, SOLANA BEACH, CA 92075 referred to the now as the premises.

The premises is leased or term of 5 years, to commence on DECEMBER 15, 1996 and to continuing until DECEMBER 15, 2001 ON A
MONTH TO MONTH BASIS.

Tenant shall pay rent, and any additional rental as provided below, to landlord at the landlord above stated address, or at such other place as landlord may designate in writing, without demand, and without counterclaim, deduction or setoff.

The rental is the sum of $1180.00 per MONTH which is payable, on the fifth day of each month. If payment is not received by the fifth business day of the month, tenant show day and late charge of $25.00. If payment has not been received by the 15th day of the month, eviction proceedings will begin. There will be a $25.00 service charge for return checks.

SECURITY DEPOSIT

The security deposit is waived.

LEASE RESPONSIBILITIES

Tenant  shall  occupy  the premises for any  BUSINESS  use.   The
landlord represents that the premises may be lawfully used for such purpose.

And shall commit no act of waste and choked a good care of the premises and the fixtures and appurtenances therein, and shall, in the use an occupancy of the premises conform to laws, orders, and regulation, of the federal, state, and municipal governments or any of their departments. If landlord has reasonable suspicion concerning the breach of such laws, this agreement will be immediately terminated.

All improvements made by the tenant to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become property of landlord upon installation.

Landlord shall be responsible for all of utility (gas and electric) and telephone bills for the term of the lease.

Tenant shall not, without written consent of the landlord, make any alteration, additions, or improvements in, too, or about premises.

Tenant shall not, without written consent of the landlord, have any pets. It so agreed, the pets must be maintained only outside of the building within the confines of the yard. A pet deposit of $150.00 will be collected to be relinquished by the tenant if upon termination of the lease, damage from pet has been evidenced on the property.

Tenant shall not do or self for anything to be done on the premises which will cause any increase in the rate of fire insurance on the premises.

Tenant shall not permit the accumulation of waste or refuse matter, on the leased premises or anywhere in or near the premises.

Tenant shall not, without first obtaining written consent from the landlord, abandon the premises, or while the premises to be vacant or deserted. In the event the tenant desires to vacate the premises, written notification must be provided to the landlord within thirty days of the intended date of departure.

Tenant shall not assign, mortgage, pledge, or encumber this lease, in whole or in part, or sublet the premises or any part of the premises.

Tenant shall observe and comply with such reasonable rules and regulations as may be established from time to time by the landlord.

TERMINATION OF LEASE

No later than the last day of the term, the tenant expense, removal all of tenant's personal property and those improvements made by an which are not become the property of a landlord, including trade fixtures, Network, global paneling, partitions and alike; repair all injury the premises in his good condition as they were at the beginning of the term, reasonable wear and damages by fire, the elements, casualty, or other clause not due to miss user neglect by AIMRITE or tenants agents, visitors, expected. With acknowledgement of this by the landlord, the premises in good condition the security deposit would be refunded to the tenant.

All property of the tenant remaining in the property after last day of the term of the lease shall be conclusively deemed abandoned and may be removed by the landlord, and tenant shall reimburse landlord for the cost of such removal. Landlord may have any such properties stored at the tenants risk and expense.

ADDITIONAL NOTICE

This lease agreement is made upon the express condition that the tenant shall hold the landlord and his agent harmless form all liability and claims for damages due to injury to, or death out, any person(s) including tenant, is agent, assigns or gas, or any loss of, or damage to personal premises. Landlord shall be liable for the presence of vermin, bugs, or insects, nor shoulder presence affect this lease. Landlord shall make all necessary repairs to the premises, except where the repair has been made necessary by misused or neglect by tenant or tenant's agents or visitors.

This document represents the insider agreement of the parties  in
there  are  no  representations  not  stated  herein,  and   this
agreement may only be modified by writing executed by both parties hereto.

Dated:


Landlord, KENMAR COMPANY TRUST
/s/ Mary Kay Coleman Koldeway (T)

Tenant, AIMRITE HOLDINGS CORPORATION
/s/ Kenneth Coleman, President


                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           AimRite Holdings Corporation



                           By: /s/Kenneth P. Coleman
                              Kenneth P. Coleman, President